SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

CROWN DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-169501	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Steve Aninye
5400 Laurel Springs Pkwy
Suite 107
Suwanee GA 30024
Phone number: 678.764.0355

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements.  These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance planned operations for the next 12 months.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue;” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause the Company or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity or performance.  Do not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that may be issued in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in the Company’s capital stock.

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company” refer to Crown Dynamics, Corp.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 20th the company entered into a Technology License Agreement (the “Agreement”) with Zorah LLC (“Zorah”). The license required a one-time issuance of one million two hundred and twenty-five thousand (1,225,000) shares of restricted common stock.  Thereby, the Company has exclusive rights to Zorah’s technology for development and distribution worldwide of Zorah’s technologies which include a wireless technology to remotely monitor senior citizens and special needs adults, as well as the development of a transdermal blood sugar monitoring unit, which will allow people to take their blood sugar levels without pricking themselves.  The Zorah Technology is sold to the Company by related party, CEO, Steve Aninye.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader.  For further information regarding the terms and conditions of said Agreement, reference is made to the Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.  Additional information about the technology of the Agreement can also be found in the Business Overview discussion of this Current Report on Form 8-k (the “Filing”).

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company completed an Agreement with Steve Aninye (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as it was, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

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ITEM 1.  BUSINESS

History

We were incorporated in Delaware on June 15, 2010 and are a development stage company. On July 15, 2010, we entered into an exclusive worldwide Technology sale agreement (the "Technology Transfer and Sale Agreement ") with Illanit Appelfeld, (the “Seller”), in relation to a technology (U.S. Technology Number: 5,799,354) (the “Technology”) for a toothbrush having a handle and a brush head, the brush head comprising two side, and one central bristle tuft bundles, each mounted to a respective separate base.  The Technology and technology were transferred to us in exchange of payment to Illanit Appelfeld (the Seller) of US $9,000 (Nine thousands United States Dollars), according to the terms and conditions specified in the Technology Transfer and Sale Agreement related to the U.S. Technology Number: 5,799,354.

Since 2010, we have migrated from dental technology to greater applications in home medical technology.  On January 20th the company entered into a Technology License Agreement (the “Agreement”) with Zorah LLC (“Zorah”).  Now the Company has exclusive rights to Zorah’s Technology for development and distribution worldwide of Zorah’s technologies which include a wireless technology to remotely monitor senior citizens and special needs adults, as well as the development of a transdermal blood sugar monitoring unit, which will allow people to take their blood sugar levels without pricking themselves.

Our principal offices are located at 5400 Laurel Springs Pkwy, Suite 107, Suwanee GA 30024.  Our registered agent for service of process in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Crown Dynamics Corp. Our fiscal year end is December 31.

Overview

The Company has acquired the rights to a developed and proprietary solution which leverages the latest in wireless technologies (GPS, Cellular, RFID and a combination of sensors), proprietary algorithms and the Internet to remotely monitor, manage and protect loved ones.  While there are many markets which can take advantage of such powerful technology, the Company is initially focused on addressing the key pain points plaguing the special needs and the seniors markets.

Business Strategy

The Company wishes to pursue their toothbrush development as well as its newest product.  The Company’s newest product will initially target the Special Needs and Senior Citizens population groups and provides: wandering detection alerts and rescue notification processes; wandering prevention capabilities; proactive emergency communications; and remote safety monitoring offerings.  The Company’s solution is packaged within a wireless device worn on an individual in various form factors - that interoperates with other systems to allow the caregiver to access relevant information on the person’s condition and whereabouts.  A web browser is required to access and manage the people under care.  This product has been developed and a prototype does exist.  Several duplicates have been made and production of this product can begin as soon as a manufacturer is found by the Company.  This product is fully functional and offers GPS service using GSM network.

The second development phase product of the Company involves a product for detecting sugar levels and other vital signs, non-invasively, for people with diabetes or at risk of diabetes. The unique design will use a proprietary ultrasonic technique to accurately detect sugar levels transdermally, continuously, via a wristwatch worn by a person.  This product is not yet developed and does not have a prototype at this time.

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No sales of the products have occurred at this time, but the Company plans to develop and distribute the devices and resale them both as retailer and as a wholesaler.  The toothbrush and diabetes devices do not have prototypes and are not developed, whereas the GPS unit is ready for production. The implementation of the development and distribution plan are contingent upon additional capital raised through a possible private offering or licensing of the technology.

 At this time, the Company is not producing the products but plans to be moving forward for production by Fall 2012.

Regulations

During the Company’s initial procedure into undergoing FCC certification, they became aware that the technology in its current form will not require FCC approval as it does not qualify as a device that needs FCC approval.  The Company Previously mistakenly believed that FCC approval would be necessary.

FDA approval may be needed for the development of the diabetes technology, however, the technology is still in the development stage and it cannot be certain at this time.

 Other Regulations

We also are subject to various federal, state and local laws, regulations, and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research. The extent of government regulation that might result from any future legislation or administrative action cannot be accurately predicted

Business Plan

The Company is initially focused on two markets; the Special Needs and the Senior markets. Both population groups would benefit from The Company’s solution that prevents wandering; detects if wandering happens; optimizes the rescue process of people that wander through The Company’s proprietary Watchtower technology; and effectively monitors people to manage and protect them while at home.  The company would like to launch the second phase of their product in 2012, which is focused on transdermally detecting the chemical constitution of the blood, non-invasively and in real-time. The system utilizes the information to determine the medication that may be present in the person, there enabling very effective medication compliance management.

Products

The Company provides technology solutions to help protect people with special needs when their personal safety matters. The Company’s temporary name for the product is the “Solution” which is the next generation of Personal Emergency Response System (PERS) that enables mobility and safety by following the person anywhere through state of the art wireless technology.  The Solution is the only GPS based product that locates indoors, and works outdoors as well.

Wandering Prevention
This adds optional capabilities to the system to help prevent wandering from happening at all. The system interacts with electronic door locks to lock a door when the person comes too close to a door leading outside. Should wandering occur, however, the wandering detection and return processes kick in.

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With the individual wearing or carrying a simple device, the caregiver can determine if the person is safe and accounted for.  This non-invasive solution enables caregivers to remotely determine the vital status of the person being monitored, in real-time.

The Company would like to allow other companies to brand label its software platform and use it in their markets of interest outside the healthcare space. The Company is currently in discussions with some companies that want to OEM the product, although because of the sensitive nature of this issue and the lack of the patent on the technology, the Company has been very limited in its discussions and disclosures regarding the sharing of their technology and related information. The Company would also like to allow a few companies outside the United States to OEM the solution and sell into the dementia and elder care markets overseas, particularly Asia.  The discussions in Asia as well are very delicate and slow as the Company proceeds in this endeavor with extreme caution and is aware of the need to protect its technology.

Marketing

The Company believes that its technology is technically superior to the 1.8 million Personal Emergency Response systems (PERS) installed in the US.  This market is growing at a rate of 30% per year and is plagued with the transition of phones in the home to cellular and digital service.  Over 30% of US homes no longer have the traditional analog phone service of just 5 years ago.  These PERS systems are in effect obsolete for 30% of the market and this positions the Company to capture not only the imbedded base but the growth as well. Note this only addresses the wireless advantage.

Initially, the company will focus on the dementia and special needs space within the United States. The business model is focused on selling directly to institutions that deal with people with dementia and getting endorsements that influence others.

The plan for the product is to be sold as follows:

1.	Sell to caregiver agencies and companies
2.	Sell to government agencies, especially states

3.	Sell to home safety monitoring companies
4.	Sell through agent relationships and distributors

5.	Acquire relevant endorsements from the Alzheimer’s Association, American Neurological Association of Doctors, and similar organizations

In addition, the Company will explore strategic partnerships interested in using the software platform for other target markets.  The Company is in confidential OEM discussions with several major parties interested in brand labeling the Company Software.  The Company is very careful about keeping these discussions confidential as they do not have a patent for their Technology and realize that it is exposed to theft, piracy and loss.  The Company realizes that allowing third-parties to OEM the unpatented technology would expose the technology to additional risk of loss.  Because of the expense in developing the product further itself, the Company still feels that this is an available method for developing income from the technology, although they are proceeding with caution.

The Company entered into an agreement with the American Seniors Association to offer their membership a discounted price on the GPS unit as soon as it is available.  In return, the Company has the ability to reach out to members and offer the discount.  A copy of this agreement could not be located at this time.

Technology Platform

The Company’s proprietary technology is focused on Inter-operability, which is built into the core of the software architecture, via web services, making it very easy to inter-operate with other systems to bring in relevant information in context. The application is deployed on a hosted model. All the caregiver needs is a web browser to access and manage the people under their care. There is nothing to deploy other than strapping the device on the person to be managed. This platform allows the company to protect the uniqueness of the Company design, as we refine our Technology protection.

Competition

Other Companies that offer systems most similar to the Company’s product are offered by Quest Guard, who offer a GPS locator system with similar features as well as an option for GPS shoes.  Also, Keruve and Medicalert.org offer specific wandering devices that boast specific similarities to the technology of the Company.  Additionally, the Company believes that in addition to the specific products listed above, its main competitors in the GPS arena would be Garmin, Navico and Magellan.

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The market for navigation, communications and information products is highly competitive. The Company believes the principal competitive factors impacting the market for its products are design, functionality, quality and reliability, customer service, brand, price, time-to-market and availability.

The Company suffers additional competitive disadvantages in that they are yet to develop the product and technology to the stage of mass production. Other Companies could offer similar technology at a better price or produce it for less cost and have it available on the market prior to the Company’s ability to produce and market their own.

Insurance

We do not maintain any insurance, but does intend to maintain insurance in the future.  Because it does not have any insurance, if we are made a party to a liability action, it may not have sufficient funds to defend the litigation.  If that occurs, a judgment could be rendered against the Company that could cause us to cease operations.

Intellectual Property

We have an exclusive license to the Zorah Technology as described in Section 1.01 of this Filing and incorporated herein.  The terms are further described as an Exhibit filed with the Current Report on Form 8-K filed with the Commission on January 23, 2012 which discloses that the license for these technologies is perpetual with the right of either side to cancel with 90 days notice, or in the event of the filing for a patent application.

The Company also has the rights to a toothbrush patent, as previously disclosed and attached as an Exhibit on Form S-1 as filed with the Commission on September 21, 2010.  The patent and any rights were transferred in perpetuity or the longest amount of time allowed by law.  Therefore, Crown owns this technology indefinitely.  The United States Patent number is 5,799,354.

Employees

Currently company has one employee. Additionally, third-parties are instrumental to keep the development of projects on time and on budget.  Management expects to continue to use consultants, attorneys, and accountants as necessary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The Company’s reports or other filings made with the SEC may be read or photocopied at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549.  Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  These reports and other filings may be accessed electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.                      RISK FACTORS

RISKS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

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We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on June 15, 2010, for the purpose of engaging in the development, manufacture, and sale of a toothbrush having a handle and a brush head (the brush head comprising two side, and one central bristle tuft bundles, each mounted to a respective separate base) intended to attain a non-longitudinal movement by normal longitudinal movement of the brush over teeth. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing and licensing of our technology to one or more third party design and manufacturing companies that would develop and sell a specially-designed medical devices based on our technology.  Our business plan is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find a buyer for our medical technology devices.

We have never generated revenues. We intend to market our medical device technology and bring it to market worldwide. We own the right to exploit the technology and Technology for the new invention.  However, we have not developed or manufactured any finalized devices based on our technology. We intend to develop our product and market it to third-party sellers. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful marketing of our product to one or more third parties. We cannot guarantee that we will ever be successful in marketing our product or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our Sole Officer and Director owns a majority of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own a majority of our outstanding common stock. If all of the shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute at least 55% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed marketing and promotion campaign for the next twelve months. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in licensing our technology for the development, manufacture and sale of a product based on our Technology. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

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As a development stage company, we may experience substantial cost overruns in marketing our technology and in locating and negotiating a license agreement with a third party for the licensing of our Technology and the manufacture of a product based on our Product.

We may experience substantial cost overruns in marketing our technology and in locating and negotiating a license agreement with a third party for the licensing of our Technology and the manufacture of a product based on our Product. We may not have sufficient capital to successfully implement and complete our project. We may not be able to find a third party manufacturer willing to license our technology and manufacture a product based on our Technology because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors of competing products.  In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion.  Even if we do succeed in raising the capital to locate and negotiate a license agreement with a third party for the licensing of our Technology and the manufacture of a product based on our Technology, we cannot ensure that the final cost for producing this product will be found to be warranted and reasonable, and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

 The validity of the unpatented technology underlying the licenses may be challenged and may adversely affect our business practices.

While we hold material interests in our product, there may be challenges to our products as the technology underlying the license is not patented.  The validity of the unpatented technology underlying the licenses of our products is often uncertain and may be contested by the federal government and other parties.  Although we have attempted to patent as much of our product as we can, we understand that it simply is not possible to patent every individual facet of our product.  While we have no pending claims or litigation pending contesting our product, there is nothing to prevent parties from challenging our product and the validity of the technology underlying the license.  While we believe that we have satisfactory covered all our basis with this product, some risk exists that may subject our product to challenge.  Also, in any such case, if our product is contested the investigation and resolution of any issues would divert some of management’s time causing and adverse effect in ongoing business practices.

We will rely on a third party to resell our product based on our technology

We will rely on third parties to help us to develop, manufacture, and market a product based on our technology.  If we are unable to enter into satisfactory agreements, or if such third parties’ manufacturing and distribution plans are not satisfactory, we may not be able to commercialize products based on our technology as planned.  We may not be able to contract with third parties to manufacture products based on our technology in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize specialized medical devices based on our Technology, which would result in losses of sales and goodwill.

We are a small company with limited resources compared to some of our current and potential competitors, and the third party licensees to whom we will license our technology may not be able to compete effectively and increase market share.

Specially-designed medical devices are part of an industry that is competitive, and although we believe our technology offers unique developments, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain a product based on our Technology.  Based on our company’s initial research through both the Internet and trade journals, as well as through an extensive search through existing Technologies, we believe there is no one in the industry that has successfully brought a product like ours to market; nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have.  In addition, any third parties with whom we will eventually sign license agreements may not be able to successfully compete with current companies in the field.   These competitors may have greater name credibility than our future third party licensees with our potential distributors and customers.  These competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than our third party licensees can to products based on our Technology. To be competitive, our third party licensees will have to continue to invest significant resources in research and development, sales and marketing, and customer support.  They may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

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Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon the ongoing need and appeal for a specially-designed medical devices. Consumer preferences with respect to such devices are continuously changing and are difficult to predict. As a result of changing consumer preferences, we cannot assure you that a product based on our Technology will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our third party licensees’ ability to develop, introduce, and gain customer acceptance, and on consumer willingness to continue on a long term basis to adapt their current practices to include the use of a specialized medical device. The failure of a product based on our Technology to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on Technology law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of products based on our Technology or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one Technology in the United States and we may seek additional Technologies in the future. We do not know if any future Technology application will be issued with the scope of the claims we seek, if at all or whether any Technologies we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, financial condition, or results of operations.

We may be subject to intellectual property litigation, such as Technology infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to locate one or more third party licensees to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other Technologies could be filed which would prohibit or limit our third party licensees’ ability to develop and market specialized medical devices based on our license in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

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If and when products based on our technology are sold, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The specially-designed medical devices may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when our third party licensees commence distribution of a product based on our Technology that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by future products based on our Technology, our liability could exceed our total assets and our ability to pay the liability.

We did not conduct due diligence regarding the inventors’ experience nor regarding what was involved in designing and Technologizing the technology.

We did not conduct due diligence regarding the inventor’s experience in the dental field nor regarding what was involved in designing and Technologizing the technology that underlies the Technology.  We do not know whether the inventor had experience in the dental field or whether he properly designed the technology.  Neither can we assure you that we will be able to develop the Technologized technology into a product.  Any failure in the design of the Technologized technology could have a material adverse effect on our business, financial condition, or results of operations.

If we are not successful in the development, introduction or timely introducation and manufacture of new products, demand for our products could decrease.

We expect that a significant portion of our potential future revenue will be derived from sales of our newly introduced products. The market for our products is characterized by rapidly changing technology, evolving industry standards and changes in customer needs. If we fail to introduce the new products, or to modify or improve those products, in response to changes in technology, industry standards or customer needs, our products could rapidly become less competitive or obsolete. However, there can be no assurance that our development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce our new products, our future results of operations would be adversely affected. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We may not succeed in adapting our products to new technologies as they emerge. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success.

If we are unable to compete effectively with existing or new competitors, our inability to compete could result in the inability to produce our products.

The markets for our products are highly competitive, and we expect competition to increase in the future. Some of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition and results of operations.

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Some of our products rely on the Global Positioning System.

The Global Positioning System (GPS) is a satellite-based navigation and positioning system consisting of a constellation of orbiting satellites. The satellites and their ground control and monitoring stations are maintained and operated by the United States Department of Defense. The Department of Defense does not currently charge users for access to the satellite signals. These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites were originally designed to have lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. However, of the current deployment of satellites in place, some have been operating for more than 12 years.

To repair damaged or malfunctioning satellites is currently not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites may impair the current utility of the GPS system and the growth of current and additional market opportunities. GPS satellites and ground control segments are being modernized. GPS modernization software updates can cause problems. We depend on public access to open technical specifications in advance of GPS updates.

GPS is operated by the U. S. Government, which is committed to maintenance and improvement of GPS; however if the policy were to change, and GPS were no longer supported by the U. S. Government, or if user fees were imposed, it could have a material adverse effect on our business, results of operations, and financial condition.

Any of the foregoing factors could affect the willingness of buyers of our products to select Global Positioning System-based products instead of products based on competing technologies.

Important documents can be lost or mis-filed

Our Company has previously misplaced important documents relating to the entry into agreements.  Even though we are fairly certain that the documents have not been exposed to the public, it has been misplaced within our own files because of an inadequate filing system, lack of assistance personnel with secretarial training and the fact that our CEO has to travel and handle his own documents, which he may carry between a meeting, his home and office.  Although the Company takes greater care in handling its documents presently, it is still possible that agreements could be lost or mis-filed in the course of regular business. Management’s own assessment of controls and procedures may be adversely affected by this if they cannot internally regulate the ability to keep track of documents.
RISKS ASSOCIATED WITH OUR BUSINESS

Since we do not have an alternative plan of operations, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.

     If the results from the initial phase of our development program are negative and do not warrant additional phases of production work, we will need to seek other product development opportunities. We cannot assure that we will have enough funds to purchase or develop additional products or licenses. If the results from the initial phase of work on our products are negative and we cannot find other feasible development opportunities, anyone purchasing our stock will likely lose their entire investment.

We operate in a highly technical and competitive environment.

     We operate in a highly-competitive business environment. Accordingly, demand for our products and services is largely dependent on our ability to provide leading-edge, technology-based solutions that reduce the operator’s overall cost of living and medical expenses.   If competitive or other market conditions impact our ability to continue providing superior-performing product offerings, our financial condition, results of operations or cash flows could be adversely impacted.

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 Our businesses are subject to a variety of governmental regulations.

     We are exposed to a variety of federal, state, local and international laws and regulations relating to matters such as environmental, health and safety, labor and employment, import/export control, currency exchange, bribery and corruption and taxation. These laws and regulations are complex, change frequently and have tended to become more stringent over time. In the event the scope of these laws and regulations expand in the future, the incremental cost of compliance could adversely impact our financial condition, results of operations or cash flows.

Our industry is experiencing more litigation involving claims of infringement of intellectual property rights.

     Over the past few years, our industry has experienced increased litigation related to the infringement of intellectual property rights. Although no material matters are pending or threatened at this time, we, as well as certain of our competitors, have been named as defendants in various intellectual property matters in the past. These types of claims are typically costly to defend, involve monetary judgments that, in certain circumstances, are subject to being enhanced and are often brought in venues which have proved to be favorable to plaintiffs. If we are served with an intellectual property claim which we are unsuccessful in defending, it could adversely impact our results of operations and cash flows.

The loss of strategic relationships used in the development of our products and technology could impede our ability to complete our products and result in a material adverse effect causing the business to suffer.

We may rely on strategic relationships with technology development partners to provide technology.  A loss of these relationships for any reason could cause us to experience difficulties in completing the development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise some capital through financing or loans from our directors, we may have to suspend or cease operations within twelve months.

We were incorporated on June 15, 2010, and do not have a long history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we do not raise some capital, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

RISKS RELATING TO OUR COMMON STOCK

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement  to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Our directors do not have experience with the FDA approval and are not equipped to manage the FDA approval process and therefore will need to condition the granting of a license agreement for our technology based on the feasibility of the third party licensing company to manage this process.

The Directors of Crown Dynamics Corp. have no experience with the FDA approval process, from the premarket approval application requirement stage, through the duration of the approval process, and all other stages, including registration and listing requirements, labeling requirements, quality system regulation and manufacturing of the device, post-market reporting and record keeping requirements, import and export requirements and remedies for non-compliance. While our Directors do have business and accounting backgrounds, the Company will seek third party licensing partners that have experience with getting FDA approval and are familiar with what is required during each phase. If we are unable to find a third party with FDA approval experience interested in licensing our technology, we may not be able to complete the plan of operations as detailed in this document and/or we may need to hire consultants at additional cost, which may require additional funds, that we do not have at this time.

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ITEM 2.                      FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summarizes the factors affecting the operating results and financial condition of Crown Dynamics Corp. This discussion should be read together with the financial statements of Crown Dynamics Corp. and the notes to financial statements incorporated by reference to or included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

 As used in this Form 10-Q, references to the “Crown Dynamics  Corp “ Company,” “we,” “our” or “us” refer to Crown Dynamics Corp.  Unless the context otherwise indicates.

Plan of Operation

The Company wants to pursue the toothbrush development as well as its newest product.  The Company’s newest product will initially target the Special Needs and Senior Citizens population groups and provides: wandering detection alerts and rescue notification processes; wandering prevention capabilities; proactive emergency communications; and remote safety monitoring offerings.  The Company’s solution is packaged within a wireless device worn on an individual in various form factors - that interoperates with other systems to allow the caregiver to access relevant information on the person’s condition and whereabouts.  A web browser is required to access and manage the people under care.

The second phase of the Company’s product involves a proprietary solution for detecting sugar levels and other vital signs, non-invasively, for people with diabetes or at risk of diabetes. The unique invention uses a proprietary ultrasonic technique to accurately detect sugar levels transdermally, continuously, via a wristwatch worn by a person and transmits the information in real-time over the wireless network to The Company servers and designated people are notified of exceptions based on pre-configured preferences.

No sales of the products have occurred at this time, but the Company plans to develop and distribute the devices and resale them both as retailer and as a wholesaler.  The implementation of the development and distribution plan are contingent upon additional capital raised through a possible private offering or licensing of the technology.

 At this time, the Company is not producing the product but plans to be moving forward for production by Fall 2012.

 General Working Capital

The Company has funded its operations to date by the use of loans from its directors. Subsequent to September 30 2011, the Company raised gross proceeds of $75,000.

Going Concern Consideration

Our auditors have issued an opinion on our annual financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of operations

Nine Months Ended September 30, 2011 Compared with Nine Months Ended September 30, 2010

Revenues

During the Nine Months ended September 30, 2011, we have generated no revenues and have not generated revenues since its inception.  We anticipate that we will generate revenues in the first half of 2012.

Expenses

The operating expenses and net loss for the nine months ended September 30, 2011 amounted to $26,363.  In comparison, the operating expenses for the nine months ending September 30, 2010 amounted to $15,472

The significant increase in total expenses in fiscal 2011 resulted primarily from the significant increase in professional fees.

Year Ended December 31, 2010 Compared with Inception

Revenues

During the year ended December 31, 2010, we have generated no revenues and have not generated revenues since its inception.

Expenses

During the fiscal year ended December 31, 2010 Total expenses were $15,472 which included $1500 in filing fees, $2472 in transfer agent fees, professional fees of $1000 and patent expenses of $9000.  This compares to our total expenses of $49,475 incurred since inception, which included $30,879 in professional’s fee and total filing fees of $5,624.

The significant decrease in total expenses in fiscal 2010 resulted primarily from the professional fees that were paid out in 2011.

Liquidity and capital resources

Our balance sheet as September 30, 2011 reflects $300 in cash and cash equivalents.  Cash from inception to date have been sufficient to provide the operating capital necessary to operate to date (funded by loans from the Directors). The operating expenses and net loss for the nine months ended September 30, 2011 amounted to $26,363.

 If we are unsuccessful in raising enough money through future capital-raising efforts, we may review other financing possibilities such as bank loans or loans from directors.  At this time, our Company does not have a commitment from any broker/dealer to provide financing.  There is no assurance that any financing will be available or if available, on terms that will be acceptable.

Our auditors have issued an opinion on our annual financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business.

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SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

Crown Dynamics corp. (“Crown Dynamics” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on June 15, 2010. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the Company's patent design. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2011.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

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Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended September 30, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2011, and expenses for the period ended September 30, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-03 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required.

ITEM 3.                      PROPERTIES

Our principal executive office consists of approximately 1,200 square feet of space located 5400 Laurel Springs Pkwy, Suite 107, Suwanee GA 30024, which the CEO is letting the Company use, rent free at the time of this disclosure.  The telephone number is 678.764.0355. The space is adequate for our Company’s immediate needs.  Additional space may be required as operations expand.

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 06, 2012 , the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Amended Current Report, there are 22,625,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Steve Aninye 5400 Laurel Springs Pkwy Suite 107 Suwanee GA 30024	15,125,000	66.85%

(1)	The number of shares represents 9,000,000 shares (post-split) received as the share exchange and change in control.
(2)	Mr. Aninye also purchased 5,000,000 shares in a private placement subscription agreement on January 18, 2012
(3)	1,125,000 shares were issued to Zorah, LLC, which is wholly owned by Mr. Aninye, in a technology license agreement on January 20, 2012.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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ITEM 5.                      DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers.  Our Board of Directors appoints our executive officers.  Directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.  There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Steve Aninye 5400 Laurel Springs Pkwy Suite 107 Suwanee GA 30024	53	CEO and Chairman of Board of Director

Mr. Steve Aninye has been an officer and director of Crown since January 17, 2012, he has held the positions of CEO and Chairman of the Board since that time.

STEVE ANINYE Mr. Aninye was CEO and founder of Omnilink Systems (“Omnilink”); a technology solution provider that offers a product used in enforcing accountability and compliance with offenders in alternative sanction programs.  Mr. Aninye conceived, designed and built both the Omnilink hardware and software platform and was also responsible for raising over $18 million in start-up funding.  Omnilink was recognized by Frost & Sullivan and nominated for the company’s Mobile Vital Status Services Award.

Prior to his tenure at Omnilink, Mr. Aninye was Executive Vice President and CTO at InfoImage Corporation (“InfoImage”), a leading provider of enterprise portal software systems.  Mr. Aninye was part of the InfoImage team that raised $65 million in capital for ongoing development, research and capital expenditures.  Microsoft invested $10 million in InfoImage.  Mr. Aninye also led the engineering team at Manhattan Associates, a leading supply chain software provider and, prior to that, served in senior technical management positions at Compaq and Eaton Corporation.  At Eaton, Mr. Aninye led the team that developed an innovative approach for a much more profitable ion implanter system that continues to be an Eaton’s flagship product.

Mr. Aninye holds a BSEE in electronic engineering and an MBA from the University of Wisconsin.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier.  The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.  Each of our directors serves until his or her successor is elected and qualified.  Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  At the present time, members of the Board of Directors are not compensated in cash for their services to the Board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the Board of Directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee would, at all times, be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

Our Company does not currently have a process for security holders to send communications to the Board of Directors.  However, we welcome comments and questions from our shareholders.  Shareholders can direct communications to Chief Executive Officer Steve Aninye at the executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications.  Our Company does attempt to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information at the same time.  Mr. Aninye collects and evaluates all shareholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Aninye will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Aninye will direct that communication to the appropriate executive officer.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.                      EXECUTIVE COMPENSATION

Compensation of Officers

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steve Aninye(1)	CEO and Chairman of Director’s	2012	$-1-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-1-
		2011	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Amir Rehavi (2)	Former Secretary and Director	2012	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2011	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Chanah Zehavi (3)	Former Treasurer Director	2012	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2011	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
 Notes to Summary Compensation Table:

(1)           Mr. Steve Aninye has been an officer and director of Crown since January 17, 2012.
(2)           Mr. Rehavi resigned from his duties on January 17, 2012.
(3)           Mr. Zehavi resigned from his duties on January 17, 2012

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The Company has no option or stock award plan or long-term incentive plan.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to executive officers at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in any executive officer's responsibilities following a change in control.

Director Compensation

None.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

As previously disclosed, On January 17, 2012, Steve Aninye acquired control of nine million (9,000,000) shares of the Company’s issued and outstanding common stock, which at the time, represented approximately 54.54% of the Company’s total issued and outstanding common stock, from Amir Rehavi and Chanah Zehavi in accordance with a common stock purchase agreement among Mr. Rehavi, Mr. Zehavi and Mr. Aninye (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Rehavi and Mr. Zehavi were paid an aggregate purchase price of one hundred and eighty thousand dollars ($180,000) in exchange for the shares.

As part of the acquisition, the following changes to the Company's directors and officers have occurred:

As of January 17, 2012, Amir Rehavi and Chanah Zehavi resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

As of January 17, 2012, Steve Aninye was appointed as the Company’s Chief Executive Officer and a Chairman of the Board of Directors.

On January 18th the company sold 5,000,000 restricted shares in a private placement for $50,000 to Mr. Steve Aninye.

On January 20th the company entered into a Technology License Agreement with Zorah LLC. The license required a one-time issuance of one million two hundred and twenty-five thousand (1,225,000) shares of restricted common stock to Zorah, LLC, of which Mr. Aninye is the President and CEO as well.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which our Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction:

              (A)         any directors or executive officers;
  (B)         any nominee for election as a directors;
(C)	any person who is known to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraphs (A), (B) or (C) above

           We anticipate reviewing all related party transactions as they are presented, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

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ITEM   8.                       LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM   9.                      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITYAND RELATED STOCKHOLDER MATTERS

 Our common stock is currently quoted on the Over the Counter Market.  Our common stock has been quoted since September 20, 2011 under the symbol "CDDY.QB."  Because we are quoted on the Over the Counter Market, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for the common stock for the periods indicated.

2010 - 2011Fiscal Year	High Bid	Low Bid
Fourth Quarter (ended December 2011)	$0	$0
Third Quarter (ended Septmeber 2011)	$0	$0
Second Quarter (ended June 2011)	$0	$0
First Quarter (ended March 2011)	$0	$Nil

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934.  As such, it provides an annual report to our security holders, which will include audited financial statements and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of January 17, 2012, an aggregate of 16,500,000 shares of our common stock were issued and outstanding and were owned by approximately 32 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipates that all earnings, if any, will be retained for development of our business, and that no cash dividends on our common stock will be declared in the foreseeable future.  Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

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Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Indemnification of Directors and Officers

Our Bylaws in Article 12 provide that to the fullest extent permitted by Delaware law the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.

Trading Information

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Section 15(g) of the Securities Exchange Act of 1934

Our Company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, or an annual income exceeding $200,000 or $300,000 jointly with their spouses).  For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and must have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect the ability to sell a buyer’s shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities.  These rules require a one-page summary of certain essential items.  The items include the risk of investing in penny stocks in both public offerings and secondary marketing, terms important in understanding the function of the penny stock market such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; customers rights and remedies in cases of fraud in penny stock transactions; and, NASD’s toll free telephone number and the central number of North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

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 ITEM 10.         RECENT SALES OF UNREGISTERED SECURITIES

On July 17, 2010, the Company issued 3,000,000 shares of its common stock to individuals who are  Directors and officers of the company for $300.

As also discussed in Section 3.02 herein:

On January 18th the company sold 5,000,000 restricted shares in a private placement for $50,000.

On January 20th the company entered into a Technology License Agreement with Zorah LLC. The license required a one-time issuance of one million two hundred and twenty-five thousand (1,225,000) shares of restricted common stock.

ITEM 11.        DESCRIPTION OF THE REGISTRANT’S SECURITIES

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of March 06, 2012, 22,625,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Our Preferred Stock

We are not authorized to issue shares of preferred stock.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws in Article 12 provide that to the fullest extent permitted by Delaware law the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

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There have been no disagreements on accounting and financial disclosures from the inception of our Company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K.  The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

When reading this section 3.02, see also Item 10 of the Form 10 disclosure, incorporated herein.

On January 18th the company sold 5,000,000 restricted shares in a private placement for $50,000.

On January 20th the company entered into a Technology License Agreement with Zorah LLC. The license required a one-time issuance of one million two hundred and twenty-five thousand (1,225,000) shares of restricted common stock.

The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.

ITEM 5.06                       CHANGE IN SHELL COMPANY STATUS

As a result of closing the Licensing Agreement and the Stock Purchase Agreement as filed with the Commission on January 17, 2012 in the Company’s current report on Form 8-K, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

All shares of Common Stock that will be issued in the Agreement are "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. Crown Dynamics is a “shell company” within the meaning of federal securities laws.  Rule 144 has special provisions related to shell companies, and provides that there can be no resale of securities in reliance upon Rule 144 until 12 months after the entity ceases to be a shell company.  In this instance, Rule 144 will prohibit all resale of restricted securities issued by the Company for a period of 12 months after the Agreement is completed.

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ITEM 9.01                       FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

In accordance with Item 9.01(a), and Pursuant to Item 2.01(f) of Form 8-K, the Company’s current financial statements can be found in its Form 10-Q for September 30, 2011 filed with the Commission on October 31, 2011.  Additionally, updated financials which account for the Agreement as defined herein have since been filed on the Company’s Form 10-K for the period ending December 31, 2011, as filed with the Commission on March 14, 2012, and are hereby incorporated by reference.”

(b)             Removed.

(c)            Shell Company Transactions.

The terms of the License Agreement are set forth in this Current Report on Form 8-K, a copy of the License Agreement is attached hereto and is hereby incorporated by reference.  All references to the License Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

(d)           Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation filed with the Delaware Secretary of State in December, 2010.	Incorporated by reference as Exhibits to the Form S-1 filed on August 22, 2011.
3.2	Bylaws	Incorporated by reference as Exhibits to the Form S-1 filed on August 22, 2011.
10.1	License Agreement between the Company and Zorah LLC.	Incorporated by reference as Filed on Form
10.2	Patent Transfer Agreement	Incorporated by reference as Exhibit to the Form S-1/A filed on May 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2012	Crown Dynamics, Corp.
/s/ Steve Aninye
Name: Steve Aninye
Title: CEO and Chairman of the Board

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